UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2024

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2024, Lightbridge Corporation (“Lightbridge” or the “Company”) and Battelle Energy Alliance, LLC (“Battelle”), the operating contractor of Idaho National Laboratory, entered into Modification No. 3 (“Modification No. 3”) to the Project Task Statement under the Strategic Partnership Project Agreement, dated December 9, 2022, as amended on May 23, 2023 and March 26, 2024, by and between the Company and Battelle. Pursuant to the terms of Modification No. 3, the potential amounts payable by the Company to reimburse Battelle for its expenses and employee time were increased by approximately $294,416, bringing the total estimated cost for the work to be performed under the “Umbrella” Strategic Partnership Project Agreement, described below, to $2,003,048.

As previously disclosed, on December 9, 2022, the Company entered into initial releases with Battelle in collaboration with the U.S. Department of Energy (“DOE”), which releases set forth the initial scopes of work and funding commitments under an “Umbrella” Strategic Partnership Project Agreement and an “Umbrella” Cooperative Research and Development Agreement (together, the “Agreements”), each dated September 27, 2022, between the Company and Battelle. Under the Agreements, the Company is responsible for most expenses and will reimburse Battelle for its expenses and employee time, and Battelle and DOE will contribute feedstock materials for the fabrication of ingots and extrusion of billets. Battelle will also fabricate irradiation capsule hardware and assemble the experiment with fuel coupons and irradiate the experiment in the Advanced Test Reactor (“ATR”). Each Agreement has an initial term of seven years from the effective date.

Pursuant to the initial releases, the Company is working with Battelle at Idaho National Laboratory to fabricate a delta-phase enriched uranium/zirconium alloy ingot that is suitable for extruding fuel coupon specimens in accordance with Lightbridge Fuel™ specifications, and irradiate the extruded fuel coupon specimens in the ATR at Idaho National Laboratory. After accounting for Modification No. 3, cash payments from Lightbridge to Battelle under both Agreements are estimated at approximately $4.6 million (excluding project contingencies) on a cost reimbursable basis over the performance periods under the initial releases.

The foregoing summary of Modification No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Modification No. 3, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1▲

Modification No. 3 to the Project Task Statement, dated October 24, 2024, under the Strategic Partnership Project Agreement, dated December 9, 2022, as amended on May 23, 2023 and March 26, 2024, by and between Lightbridge Corporation and Battelle Energy Alliance, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

▲ Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: October 25, 2024	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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